Exhibit 10.2

FIRST AMENDMENT

FIRST AMENDMENT, dated as of October 15, 2007 (this “Amendment”), to the CREDIT AGREEMENT, dated as of April 26, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ACA CAPITAL HOLDINGS, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

W I T N E S S E T H :

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to the Credit Agreement; and

WHEREAS, the Borrower has requested that the Administrative Agent and Lenders agree to amend certain provisions of the Credit Agreement on the terms set forth herein, and the Lenders are willing to agree to such amendments;

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein and in the Credit Agreement, the parties hereby agree as follows:

1.                                       Defined Terms.  Unless otherwise defined herein, capitalized terms that are defined in the Credit Agreement are used herein as defined therein.

2.                                       Amendments to the Credit Agreement.  Effective on and as of the First Amendment Effective Date (as defined in Section 3 below), the Credit Agreement is hereby amended as follows:

(a)                                  Amendments to Section 1.01 of the Credit Agreement.

(i)    The definition of “Availability Period” is hereby amended by adding the following proviso at the end of said definition:

“; provided that the Availability Period shall not be in effect during the First Amendment Suspension Period”

(ii)   The following definitions of “First Amendment Effective Date” and “First Amendment Suspension Period” shall be added to Section 1.01 following the definition of “Financial Officer”:

“First Amendment Effective Date” has the meaning set forth in the First Amendment, dated as of October 15, 2007, to this Agreement.

“First Amendment Suspension Period” means the period from the First Amendment Effective Date to the first day thereafter on which the Net Worth of the Borrower is at least $500,000,000 and the Borrower has delivered to the Administrative Agent a certificate in reasonable detail evidencing such Net Worth.”

(b)           Amendment to Section 2.01 of the Credit Agreement.  Section 2.01 of the Credit Agreement is hereby amended by adding the following to the end of the first sentence:

“or (c) at any time when the Net Worth of the Borrower is less than $600,000,000, the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans exceeding $75,000,000”

(c)           Amendment to Section 2.05 of the Credit Agreement.  Section 2.05(a)(i) of the Credit Agreement is hereby amended by deleting “$20,000,000” and substituting “$0” therefor.

(d)           Amendment to Section 2.11 of the Credit Agreement.  Section 2.11(a) of the Credit Agreement is hereby amended by adding the following sentence at the end of said section:

“In the event that, at any time after the end of the First Amendment Suspension Period when the sum of the total Revolving Credit Exposures plus the aggregate principal amount of the outstanding Competitive Loans exceeds $75,000,000, the Net Worth of the Borrower is less than $600,000,000, the Borrower shall promptly make a prepayment of the Revolving Loans (and, to the extent necessary, cash collateralize the total LC Exposure in a manner reasonably satisfactory to the Administrative Agent) as necessary to reduce such sum to not more than $75,000,000.”

(e)           Amendment to Section 5.09 of the Credit Agreement.  Section 5.09 of the Credit Agreement is hereby amended by deleting “A-” in the first sentence and replacing it with “A”.  For the avoidance of doubt, the first sentence of Section 5.09 shall read:

                                “The Borrower will cause ACA Financial Guaranty Corporation to maintain a minimum financial strength rating from S&P of A or better.”

(f)            Amendment to Section 6.01 of the Credit Agreement.

(i)    Section 6.01(e) is hereby amended by adding the following proviso at the end of said section:

“; provided that the maximum aggregate principal amount of all such Indebtedness of the type referred to in clause (ii) of such definition (other than (x) Indebtedness issued in connection with the warehousing of assets for collateralized debt obligation transactions structured by and managed by any Subsidiary in the ordinary course of business and (y) the Indebtedness referred to in items 6 and 7 of Schedule 6.01) that may be covered by insurance policies in the nature of financial guarantees or by financial guarantees by Regulated Insurance Companies shall not at any time outstanding exceed $100,000,000 minus the principal amount then outstanding of the Indebtedness referred to in item 5 of Schedule 6.01”

(ii)   Section 6.01(l) is hereby amended by adding the following parenthetical at the end of said section:

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“(it being understood that Indebtedness of the Borrower or any Subsidiary is not third-party Indebtedness)”

(iii)          Amendment to Section 6.04 of the Credit Agreement.  Section 6.04 of the Credit Agreement is hereby amended by deleting clause (B) at the end of said section and substituting the following therefor:

                                “(B) $15,000,000 (or, in the case of 2007, $20,000,000, but only $5,000,000 may be utilized after the First Amendment Effective Date) for such fiscal year, provided that after the 2007 fiscal year, the amount in this clause (B) may not be utilized until after the end of the First Amendment Suspension Period”

(h)           Amendment to Section 6.06 of the Credit Agreement.  Section 6.06(a) of the Credit Agreement is hereby amended to read as follows:

“The Borrower will not permit its Net Worth at any time after the First Amendment Suspension Period to be less than the sum of (i) $500,000,000, (ii) 50% of cumulative Consolidated Net Income for each fiscal quarter of the Borrower (beginning with the first full fiscal quarter commencing on or after the First Amendment Suspension Period) for which Consolidated Net Income is positive, and (iii) 50% of the Net Cash Proceeds of any offering by the Borrower of common equity consummated after the end of the First Amendment Suspension Period.”

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3.                                       Waiver.  The Lender parties hereto hereby waive any Default or Event of Default that may have been in effect at any time during the period from July 1, 2007 to the First Amendment Effective Date if such Default of Event of Default would not have occurred had the Amendment been in effect as of July 1, 2007.

4.                                       Effectiveness.  The amendments set forth herein shall be effective on and as of the date (the “First Amendment Effective Date”) on which this Amendment shall have been executed and delivered by the Borrower and the Required Lenders.  Upon this Amendment becoming effective, the Borrower agrees to pay to the Administrative Agent, for the account of each Lender that has executed and delivered this Amendment by 5:00 p.m. (New York City time) on October 15, 2007, an amendment fee in an amount equal to 5 basis points of such Lender’s Commitment.

5.                                       Continuing Effect of Credit Agreement.  This Amendment shall not be construed as an amendment or waiver to any further or future action on the part of the Borrower that would require an amendment or waiver of the Administrative Agent and/or the Lenders.  Except as amended or waived hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

6.                                       Counterparts.  This Amendment may be executed in counterparts (including counterparts by facsimile), and all of the said counterparts taken together shall be deemed to constitute one and the same instrument.

7.                                       GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE OF THE STATE OF NEW YORK.

8.                                       Expenses.  The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

ACA CAPITAL HOLDINGS, INC

By:	/s/ Edward U. Gilpin
Name: Edward U. Gilpin
Title: Chief Financial Officer

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By	/s/ Erin O’Rourke
Name: Erin O’Rourke
Title: Executive Director

Credit Suisse, Cayman Islands Branch

By:	/s/ Jay Chall
Name: Jay Chall
Title: Director

By:	/s/ Alain Schmid
Name: Alain Schmid
Title: Assistant Vice President

,	CHANG HWA COMMERCIAL BANK, LTD.
NEW YORK BRANCH

	By:	/s/ Jim C.Y. Chen
Name: Jim C.Y. Chen
Title: VP and General Manager

THE BANK OF NOVA SCOTIA

By:	/s/ David Mahmood
Name: David Mahmood
Title: Director

Bear Stearns Corporate Lending, Inc.

By:	/s/ Bryan J. Carter
Name: Bryan J. Carter
Title: Authorized Signatory

ABN AMRO Bank NV

By:	/s/ Bryan Manning
Name: Bryan Manning
Title: Senior Vice President

By:	/s/ Raymond Walsh
Name: Raymond Walsh
Title: Vice President

Greenwich Capital Markets, Inc., as agent for The Royal Bank of Scotland plc

By:	/s/ George Urban
Name: George Urban
Title: Vice President

National Australia Bank Limited ABN 12 00 044 937

By:	/s/ Clinton M. Johnson
Name: Clinton M. Johnson
Title: Managing Director